UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Thor Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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419 West Pike Street, Jackson Center, Ohio 45334-0629

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Thor Industries, Inc. Annual Meeting of Stockholders to be Held on December 13, 2011

The Proxy Statement and Annual Report on Form 10-K are available at

www.edocumentview.com/tho2011

Time and Date	1:00 p.m., Eastern Time, on December 13, 2011
Place	The Cornell Club 6 East 44th Street New York, NY 10036
Items of Business

Proposal No. 1:    To elect two directors to the Board of Directors.

Proposal No. 2:    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012.

Proposal No. 3:    To hold an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4:    To hold an advisory vote on the frequency of the stockholder vote to approve the compensation of our named executive officers.

To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on October 28, 2011.
Voting by Proxy

Please submit your proxy card as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

On Behalf of the Board of Directors,

George J. Lawrence
Senior Vice President,
General Counsel and Corporate Secretary

October 31, 2011

419 West Pike Street, Jackson Center, Ohio 45334-0629

Proxy Statement

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (our “Board”) of Thor Industries, Inc. (our “Company”) for use at the 2011 Annual Meeting of Stockholders to be held at The Cornell Club, 6 East 44th Street, New York, NY, on December 13, 2011, at 1:00 p.m., local time (the “Meeting”), and any adjournment thereof. The cost of such solicitation is being borne by our Company. Distribution of this Proxy Statement and the accompanying form of proxy to stockholders is scheduled to begin on or about October 31, 2011.

Voting by Stockholders

Stockholders may vote their shares by proxy in any of the following three ways:

1.	By Proxy Card: You may vote by signing and returning the enclosed proxy card.

2.

By Internet: You may vote by Internet 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 12, 2011 by following the instructions that are included on your enclosed proxy card. If you vote by Internet, you do not need to return your proxy card.

3.

By Telephone: You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 12, 2011 by following the instructions that are included on your enclosed proxy card. If you vote by telephone, you do not need to return your proxy card.

A proxy submitted by mail that is properly executed, duly returned to our Company and not revoked prior to the Meeting will be voted in accordance with the instructions contained therein. If no instructions are given with respect to the proposals to be voted upon, proxies will be voted in accordance with the recommendations of our Board on such proposals. Each proxy may be revoked by a stockholder at any time until exercised by giving written notice to the Secretary of our Company, by voting in person at the Meeting or by timely submitting a later-dated proxy by mail, Internet or telephone. A representative of Computershare, Inc. will tabulate the votes and act as the inspector of election.

Our Company’s common stock, par value $0.10 per share (our “Common Stock”), constitutes our only outstanding security entitled to vote on the matters to be voted upon at the Meeting. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on October 28, 2011, the record date for the Meeting (the “Record Date”), are entitled to notice of and to vote at the Meeting or any adjournment thereof. As of the Record Date, 54,840,010 shares of our Common Stock were outstanding. The presence, in person or by proxy, of the holders of a majority of all the issued and outstanding Common Stock is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

In accordance with our By-laws and the Delaware General Corporation Law, a plurality of the votes duly cast is required for the election of directors and a majority of the votes duly cast is required for all other actions. Proposals 3 and 4 are non-binding, advisory votes. Under the Delaware General Corporation Law, although abstentions and broker non-votes are deemed to be present for the purpose of determining whether a quorum is present at a meeting, abstentions and broker non-votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of voting results with respect to any of Proposals 1 through 4 and will have no impact on the voting on such proposals.

A copy of our annual report for the fiscal year ended July 31, 2011 (“fiscal 2011”) is being sent to each stockholder of record. The annual report is not to be considered a part of this proxy soliciting material.

Stockholders Sharing an Address

We will deliver only one annual report and Proxy Statement to multiple stockholders sharing an address unless we receive contrary instructions from one or more of such stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy of the annual report and/or Proxy Statement to a stockholder at a shared address to which a single copy of the annual report and Proxy Statement are delivered. A stockholder can notify us either in writing or by phone that the stockholder wishes to receive a separate copy of the annual report and/or Proxy Statement, or stockholders sharing an address can request delivery of a single copy of the annual report and/or Proxy Statement if they are receiving multiple copies, by contacting us at Thor Industries, Inc., 3080 Windsor Court, Elkhart, IN 46514, Attention: Corporate Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our By-laws provide that our Board may set the number of directors at no less than one (1) and no more than fifteen (15). Our Board currently consists of seven (7) directors who are divided into three (3) classes. J. Allen Kosowsky and Jan H. Suwinski currently serve as Class A directors; their terms expire at the Meeting. Peter B. Orthwein and James L. Ziemer currently serve as Class B directors; their terms expire on the date of the 2013 annual meeting of stockholders. Andrew E. Graves, Alan Siegel and Geoffrey A. Thompson currently serve as Class C directors; their terms expire at the 2012 annual meeting of stockholders.

In accordance with our Certificate of Incorporation, as amended, Messrs. Kosowsky and Suwinski have been nominated to stand for election as Class A directors. Our Nominating and Corporate Governance Committee has proposed these nominations. If elected, Messrs. Kosowsky and Suwinski would serve on our Board until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified.

The persons named in the enclosed proxy intend to vote FOR the election of the nominees listed below. In the event that any nominee becomes unavailable for election (a situation our management does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Nominating and Corporate Governance Committee.

Each nominee, as set forth below, is now a director of our Company and has continuously served in such capacity since his first election or appointment to our Board.

Nominee	Age	Principal Occupation	First Year as Director
J. Allen Kosowsky	63	Certified Public Accountant	2010
Jan H. Suwinski	70	Professor of Business Operations	1999

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ABOVE NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm to perform the audit of our financial statements and our internal controls over financial reporting for the fiscal year ending July 31, 2012. Deloitte was our independent registered public accounting firm for the fiscal year ended July 31, 2011. Unless a stockholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our registered public accounting firm for the fiscal year ending July 31, 2012.

Representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to any stockholder questions that may be asked.

We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”).

As described in more detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” we believe that the compensation program for our named executive officers is designed to enhance stockholder value by (i) closely aligning compensation with our profitability and performance; (ii) linking compensation to specific, measurable results and (iii) attracting and retaining key executive talent in the recreation vehicle and bus manufacturing industries. More specifically, we believe that each of the compensation programs that we have developed and implemented satisfies one or more of the following specific objectives:

•	motivate and focus our executive officers through incentive compensation programs directly tied to our financial results;

•	provide a significant percentage of total compensation through variable pay based on Company profitability;

•	enhance our ability to attract and retain skilled and experienced executive officers; and

•	provide rewards commensurate with performance and with competitive market practices.

For these reasons and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.

The vote is an advisory vote only and is not binding on the Company or the Board of Directors. However, the Human Resources and Compensation Committee (formerly known as the Compensation Committee) will consider, in its discretion, the result of the vote in future compensation decisions for the named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE TO RECOMMEND THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The stockholders of the Company are entitled to cast an advisory vote at the annual meeting to determine how frequently they should consider and cast an advisory vote to approve the compensation of our named executive officers. The choices are annually, every two years or every three years. After careful consideration, the Board of Directors believes that currently it is appropriate and in the best interest of the Company for the Company’s stockholders to cast an advisory vote on executive compensation every year.

You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board of Directors’ recommendation. The vote is advisory and non-binding. The Human Resources and Compensation Committee will consider the outcome, along with other relevant factors, in recommending a voting frequency to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “EVERY YEAR” ON THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Directors of the Company

Our Board believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, our Nominating and Corporate Governance Committee considers the evolving needs of our Board and searches for candidates who fill any current or anticipated future gap. Our Board also believes that all directors must possess a considerable amount of business management experience. Our Nominating and Corporate Governance Committee also evaluates candidates on, as applicable, the satisfaction of any independence requirements imposed by law, regulation, the New York Stock Exchange (the “NYSE”) and our Corporate Governance Guidelines. Our Nominating and Corporate Governance Committee first considers a candidate’s business management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. In addition, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Board members represent diverse viewpoints. In considering candidates for our Board, our Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to our Board are also considered.

Our Board does not usually consider stockholder nominations of director candidates because it believes that this is not an efficient or effective means of identifying qualified individuals. In addition, our Board has a long history of being able to attract and maintain a membership with the variety of skills necessary to properly oversee the affairs of our Company. However, to the extent that we are conducting a search for a director candidate, our Nominating and Corporate Governance Committee may choose to consider a stockholder nomination of a candidate provided that such candidate possesses the requisite business, management and educational experience.

Set forth below is certain information regarding our director nominees and other directors who will continue serving on the Board after the Meeting, including certain individual qualifications and skills of our directors that contribute to the effectiveness of our Board. There are no family relationships among any of our directors or executive officers.

Peter B. Orthwein, age 66

Mr. Orthwein, a co-founder of our Company, currently serves as Chairman of the Board, President and Chief Executive Officer of our Company, having been appointed to those positions in November 2009. Mr. Orthwein has served as a director of our Company since its founding in 1980, Chairman of our Company from 1980 to 1986, Vice Chairman of our Company from 1986 to November 2009 and Treasurer of our Company from 1980 to November 2009. Our Nominating and Governance Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Andrew E. Graves, age 52

Mr. Graves, who became a director in December 2010, is the President of Brunswick Boat Group, a division of the Brunswick Corporation, a NYSE company. He has been with Brunswick since 2005. Prior to that, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems and power systems, from 2003 to 2005, and before that, he was President and Chief Operating Officer of Federal Signal Corporation. Mr. Graves came to us through a third party search firm. Our Nominating and Corporate Governance Committee and Board believe that his extensive management experience make him an asset to our Board.

J. Allen Kosowsky, age 63

Mr. Kosowsky, who became a director in March 2010, is a certified public accountant who since 1985 has conducted business through his own advisory firm. The firm provides services that include business and intellectual property valuations, forensic accounting and financial analysis and alternative dispute resolutions. From January 2003 to February 2010,

Mr. Kosowsky served as the Chairman of the board of directors and Chairman of the audit committee for ON2 Technologies Inc., a U.S. based video compression software company, which was acquired by Google, Inc. Our Nominating and Corporate Governance Committee and Board believe that his extensive accounting experience and expertise, and his financial expertise and training which qualify him as an “audit committee financial expert”, make him an asset to our Board.

Alan Siegel, age 76

Mr. Siegel, who became a director in September 1983, is a retired partner of the law firm of Akin Gump Strauss Hauer & Feld LLP and currently serves as an officer and director of The Thompson Family Foundation, Inc., a charitable foundation created by Wade F. B. Thompson, the deceased co-founder of the Company. Mr. Siegel previously served as non-executive Chairman of the board of directors of The Wet Seal, Inc., a national retailer. He has also served on the board of directors of several other public and private companies including Ermenegildo Zegna, AXA RE, and Southern Starr Broadcasting, Inc. Our Nominating and Governance Committee and Board believe that his experience with our Company and his legal and business background make him an asset to our Board.

Jan H. Suwinski, age 70

Mr. Suwinski, who became a director in July 1999, has been a Professor of Business Operations at the Samuel Curtis Johnson Graduate School of Management, Cornell University since July 1996. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and, from 1992 to 1996, Mr. Suwinski was Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski is a director of Tellabs, Inc. and ACI Worldwide, Inc. Mr. Suwinski served on the board of directors of Ohio Casualty Group, Inc. from 2002 to 2007. Mr. Suwinski spent 32 years in a variety of managerial roles at Corning, Incorporated, a global manufacturing company. Our Nominating and Governance Committee and Board believe that his management experience and his significant public company board experience make him an asset to our Board.

Geoffrey A. Thompson, age 71

Mr. Thompson, who became a director in September 2003, is the retired Chief Executive Officer of Marine Midland Banks, Inc., where he served as President from 1985 to 1992 and Chief Executive Officer from 1987 to 1992. After serving with Marine Midland Banks, Inc., Mr. Thompson worked as an independent business consultant and served as a principal at Kohlberg & Company and, from 2004 to 2010, was a partner of Palisades Advisors, LLC, a private equity firm. Mr. Thompson served on the board of directors of Stoneleigh Partners Acquisition Corp. from 2006 to 2009 and HSBC, plc, one of the world’s five largest banks, from 1984 to 1992. Our Nominating and Governance Committee and Board believe that Mr. Thompson’s substantial management experience as a chief executive officer of a public company, his financial expertise and training which qualify him as an “audit committee financial expert” and his significant public company board experience make him an asset to the Board.

James L. Ziemer, age 61

Mr. Ziemer, who became a director in December 2010, was the President, Chief Executive Officer and a director of Harley-Davidson, Inc. from 2005 to 2009. Mr. Ziemer joined Harley-Davidson in 1969 and held a series of positions in manufacturing, engineering, accounting, parts and accessories, and finance. From 1991 until his election as the President and Chief Executive Officer of Harley-Davidson in 2005, he served as the Chief Financial Officer. Mr. Ziemer also served as President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is currently a director of Textron, Inc. Mr. Ziemer came to us through a third party search firm. Our Nominating and Governance Committee and Board believe that Mr. Ziemer’s substantial management experience as a chief executive officer of a public company, his financial expertise and training which qualify him as an “audit committee financial expert” make him an asset to our Board.

Executive Officers Who Are Not Directors

The following is a list of the names, ages and certain biographical information of our executive officers who are not directors. Executive officers serve at the discretion of our Company.

Walter L. Bennett, age 65

Mr. Bennett has been with our Company and its predecessor since July 1977 and currently serves as Executive Vice President and Chief Administrative Officer of the Company. He became Vice President, Finance, of Airstream, Inc. in September 1980; Vice President, Finance, of our Company in September 1983; Chief Administrative Officer/Secretary of our Company in November 1985; Senior Vice President of our Company in February 1989; Chief Financial Officer of our Company in March 1999 and Executive Vice President of our Company in January 2004.

Christian G. Farman, age 52

Mr. Farman has been with our Company since May 2008, serving as Senior Vice President and Chief Financial Officer, and since November 2009, as Treasurer. Prior to joining our Company, Mr. Farman served as Chief Financial Officer of Deutsch, a leading manufacturer of electrical connectors, from May 2006 to May 2007. From December 2003 to December 2005, Mr. Farman served as Chief Financial Officer of Insituform Technologies, Inc., a NASDAQ-listed infrastructure company, first as Vice President, from December 2003 to January 2005, and then as Senior Vice President, from January 2005 to December 2005. From February 2003 to April 2003, Mr. Farman served as Chief Operating Officer of the National Audubon Society. Prior to that, from 1989 to 2001, Mr. Farman was employed by Vivendi North America (previously Anjou International), a water treatment and environmental services company, which he joined as Controller and was ultimately promoted to Executive Vice President and Chief Financial Officer. Prior to Vivendi North America, he was employed as a senior audit manager at Price Waterhouse (now known as PricewaterhouseCoopers LLP), where he worked from 1979 to 1989. Mr. Farman is a Certified Public Accountant.

Andrew Imanse, age 71

Mr. Imanse has been with our Company since 1982 and currently serves as Group President, Bus. In November 1982, Mr. Imanse joined the Company as President of the Canadian Recreational Vehicle Division. In 1993, Mr. Imanse was promoted to President of Thor Bus USA. In September 2007, Mr. Imanse was named Group President, Bus. Prior to joining our Company, Mr. Imanse was employed as Vice President of the Recreational Vehicles and Housing Division for the Bendix Corporation (Canadian Division) and in 1979 for the Commodore Corporation Canada.

George J. Lawrence, age 53

Mr. Lawrence has been with our Company since March 2011 serving as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining our Company, Mr. Lawrence served as Executive Vice President, General Counsel and Secretary of Aprimo, Inc., a leading marketing software developer, from November 2007 to February 2011. From September 2004 until June 2007, Mr. Lawrence served as Executive Vice President, General Counsel and Secretary for ADESA, Inc., a NYSE-listed vehicle auction company. From January 2000 until September 2004, Mr. Lawrence served as Vice President and General Counsel-Americas for THOMSON, a leading consumer electronics company listed on the NYSE and Paris Bourse. From 1997 until 2000, Mr. Lawrence served as Associate General Counsel for THOMSON. From 1995 to 1997, Mr. Lawrence was Vice President and General Counsel of OHM Corporation, an environmental services company listed on the NYSE.

Richard E. Riegel, III, age 45

Mr. Riegel has been with our Company since May 1998 and was appointed Senior Group President of our Company in January 2010, currently with responsibility for investor relations and developing new business opportunities related to our existing lines of business. Mr. Riegel served as our Chief Operating Officer from October 2007 to January 2010 and from August 2005 to September 2007 served as Group President. From April 2002 through August 2005, Mr. Riegel served as President and Chief Executive Officer of Airstream, Inc. and from 1998 through April 2002, he served as Vice President, Corporate Development, of our Company.

Board of Directors, Committees and Corporate Governance

Our Board has the responsibility for establishing broad corporate policies and for the overall management of our business. Members of our Board are kept informed of our performance by various reports sent to them at regular intervals by management, as well as by operating and financial reports presented by management at Board meetings.

Board Leadership Structure

Peter B. Orthwein, our President and Chief Executive Officer and a co-founder of our Company, serves as Chairman of the Board. Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Further, we have consistently combined the positions of Chairman and Chief Executive Officer since our Company was founded and we believe that combining these positions has served us well. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, which are essential to effective governance.

One of the key responsibilities of our Board is to develop and oversee strategic direction and hold management accountable for the execution of strategy once it is developed. Our Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Geoffrey A. Thompson, an independent director who serves on our Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee, was selected by our Board to serve as the Lead Director. The Lead Director’s primary responsibility is to ensure that our Board provides independent oversight of management and that directors and stockholders have an independent leadership contact. The Lead Director has the responsibility of presiding at all meetings of the non-management directors held in executive session, consulting with the Chairman and Chief Executive Officer on board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the board meetings, and facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Guidelines.

As part of our annual corporate governance and succession planning review, our Nominating and Governance Committee and our Board evaluates our board leadership structure to ensure that it is appropriate. Our Board recognizes that there may be circumstances in the future that would lead it to separate the offices of Chief Executive Officer and Chairman of the Board.

Committees

Our Board has three committees with the principal functions described below. The charters of each of these committees are posted on our website at www.thorindustries.com and are available in print to any stockholder who requests them. The charters of our Audit Committee and Human Resources and Compensation Committee, which were recently revised, are attached to this Proxy Statement as Appendix A and Appendix B, respectively.

Audit Committee

We have a separately-designated Audit Committee established in accordance with the Exchange Act. The principal functions of our Audit Committee are to (i) recommend engagement of our independent registered public accounting firm; (ii) maintain communications among our Board, such independent registered public accounting firm and our internal accounting staff with respect to accounting and auditing procedures, the implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls and related matters; and (iii) oversee the selection and removal of the internal audit director. During fiscal 2011, our Audit Committee had quarterly private meetings with our Chief Financial Officer, the internal audit director and our independent registered public accounting firm. Our Board has determined that J. Allen Kosowsky, Geoffrey A. Thompson and James L. Ziemer, each of whom is a member of our Audit Committee, are “audit committee financial experts” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Human Resources and Compensation Committee (formerly known as the Compensation Committee)

The principal functions of our Human Resources and Compensation Committee are to establish and review executive compensation policies and guiding principles; review and approve the compensation of our Chief Executive Officer and evaluate our Chief Executive Officer’s performance in light of such compensation; review and approve the compensation of our other executive officers; evaluate the design of compensation and benefit programs for our executive officers; review all components of compensation for independent directors; assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs; and review management and leadership development, retention and diversity strategies for our Company. Our Human Resources and Compensation Committee also acts as administrator under several of our compensation and benefits plans, including our 2010 Equity and Incentive Plan (our “2010 Plan”). In its capacity as administrator of our 2010 Plan, our Human Resources and Compensation Committee is authorized to issue awards, including options and restricted stock, determine which employees and other individuals performing substantial service for our Company may be granted options, restricted stock and/or performance incentive awards and determine the rights and limitations attendant to options, restricted stock and performance incentive awards granted under these plans.

Nominating and Corporate Governance Committee

The principal functions of our Nominating and Corporate Governance Committee are to address all matters of corporate governance; evaluate qualifications and candidates for positions on our Board using the criteria set forth above under the heading “Directors of the Company”; review succession plans, including policies and principles for the selection and performance review of the Chief Executive Officer; establish criteria for selecting new directors, nominees for Board membership and the positions of Chairman and Chief Executive Officer; and to determine whether a director should be invited to stand for re-election. A copy of our Company’s Corporate Governance Guidelines is available on our website at www.thorindustries.com and is available in print to any stockholder who requests it.

Membership of Committees

The following chart summarizes the current membership of our Board committees.

Audit Committee	Human Resources and Compensation	Nominating and Corporate Governance
Jan H. Suwinski, Chair	Committee	Committee
J. Allen Kosowsky	Geoffrey A. Thompson, Chair	Alan Siegel, Chair
Geoffrey A. Thompson	Andrew E. Graves	J. Allen Kosowsky
James L. Ziemer	Jan H. Suwinski	Geoffrey A. Thompson

Our Board has affirmatively determined, by resolution of our Board as a whole, that the following directors have no direct or indirect material relationship with our Company and satisfy the requirements to be considered “independent” in accordance with the rules of the NYSE and our Director Independence Standards which are set forth on Appendix C to this Proxy Statement: Messrs. Andrew E. Graves, J. Allen Kosowsky, Alan Siegel, Jan H. Suwinski, Geoffrey A. Thompson and James L. Ziemer. As a result, each of our Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee is comprised entirely of independent directors, as determined by our Board.

Mr. Siegel serves as a co-executor of the Estate of Wade F. B. Thompson (the “Estate”), one of our largest stockholders and holder of shares of our Common Stock previously owned by the late Mr. Thompson. Mr. Siegel is also an officer and director of The Thompson Family Foundation, Inc., a charitable foundation, created by Wade F. B. Thompson. In Mr. Siegel’s capacity as co-executor and as trustee under Wade F. B. Thompson’s trust, Mr. Siegel receives fees and expense reimbursement provided in the documents governing such appointments. On August 12, 2011, we entered into a repurchase agreement to purchase shares of our Common Stock from the Estate in a private transaction. Pursuant to the terms of the repurchase agreement, we purchased from the Estate 1,000,000 shares of our Common Stock at a price of $20 per share, representing an aggregate purchase price of $20,000,000. The repurchase transaction was evaluated and approved by members of our Board other than Mr. Siegel. Mr. Siegel did not receive any fees in connection with the repurchase transaction. As of September 15, 2011, the Estate owned 13.6% of our issued and outstanding Common Stock.

Our Board concluded that Mr. Siegel’s service as co-executor of the Estate and trustee under Mr. Thompson’s trust, including his service in connection with the Estate’s sale of shares of our Common Stock to the Company, does not impair Mr. Siegel’s ability to exercise independent judgment.

Board and Committee Meetings

Our Board, as a whole, met in person or by telephone or took action by unanimous written consent thirteen times during fiscal 2011. Our Audit Committee met in person or by telephone ten times during fiscal 2011. Our Human Resources and Compensation Committee met in person or by telephone or took action by unanimous written consent five times during fiscal 2011. Our Nominating and Corporate Governance Committee met in person or by telephone or took action by unanimous written consent two times in fiscal 2011.

Each of the directors attended at least 75% of all meetings of our Board and the respective Board committees on which they served during fiscal 2011 (during the respective periods that each such person was serving as a director or committee member, as applicable).

In addition, regularly scheduled meetings of the non-management directors are held four times each year. The lead director presides at each of these meetings.

It is our policy that directors attend all Board meetings and the annual meeting of stockholders, unless excused by the Chairman. All elected directors were in attendance at the 2010 Annual Meeting of Stockholders.

Stockholder Communications

Although we have not, to date, developed formal processes by which stockholders may communicate directly to directors, we believe that the informal process, pursuant to which any communication sent to our Board in care of our Company is forwarded to our Board, has served the needs of our Board and our stockholders. Until any other procedures are developed, any communications to our Board should be sent to the Board in care of the Secretary of our Company.

Any communications from interested parties directed toward non-management directors specifically may be sent to Alan Siegel, one of our non-management directors, who forwards to each of the other non-management directors any such communications that, in the opinion of Mr. Siegel, deal with the functions of our Board or the committees thereof or that he otherwise determines require their attention. Mr. Siegel’s address for this purpose is c/o Thor Industries, Inc., Attention: Corporate Secretary, 3080 Windsor Court, Elkhart, IN 46514.

Code of Ethics

We have adopted a written code of ethics, the “Thor Industries, Inc. Business Ethics Policy,” which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other executive officers identified in this Proxy Statement who perform similar functions (collectively, the “Selected Officers”). Our code of ethics is posted on our Website and is available in print to any stockholder who requests it. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Selected Officer on our website or by filing a Form 8-K with the Securities and Exchange Commission.

The Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, is responsible for the oversight of risk management. Our Board takes an active role in risk oversight, using an enterprise-wide approach that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our Company. Our full Board participates in an annual enterprise risk management assessment, which is led by our senior management with the participation of outside advisors. In addition, senior management regularly attends Board meetings and is available to address any questions or concerns raised by our Board on risk management-related matters. In this process, risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While our Board is ultimately responsible for risk oversight, our three Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to our Audit Committee. Our Human Resources and Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Ownership of Common Stock

The following table sets forth information as of September 15, 2011 with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our Common Stock by (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table below and (iv) all executive officers and directors of the Company as a group. As of September 15, 2011, there were 54,840,010 shares of Common Stock issued and outstanding.

	Beneficial Ownership (2)
Name and Address of Beneficial Owner (1)	Number of Shares	Percent

Peter B. Orthwein	2,470,700 (3)	4.5%
Christian G. Farman	120,000 (4)	*
Richard E. Riegel, III	443,657 (5)	*
Andrew Imanse	10,750	*
Ronald Fenech	171,239 (6)	*
Walter L. Bennett	16,225 (7)	*
George J. Lawrence	0	*
Andrew E. Graves	3,039	*
J. Allen Kosowsky	2,000	*
Alan Siegel	2,000 (8)	*
Jan H. Suwinski	44,000 (9)	*
Geoffrey A. Thompson	24,667 (10)	*
James L. Ziemer	0	*
Estate of Wade F. B. Thompson 230 Park Avenue, Suite 1541 New York, NY 10169	7,473,470 (11)	13.6%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	7,347,855 (12)	13.4%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	2,920,000 (13)	5.3%
All directors and executive officers as a group (thirteen persons)	3,308,277 (14)	6.0%

*	less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Thor Industries, Inc., 419 West Pike Street, Jackson Center, Ohio 45334-0629.

(2)	Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

(3)

Includes 63,100 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half brother, of which Mr. Orthwein is a trustee; 108,200 shares of record owned by Mr. Orthwein’s wife as custodian for two of Mr. Orthwein’s children; 320,000 shares owned of record by the Orthwein Investment Group D, L.P., in which Mr. Orthwein has a 0.51% economic interest but a 51% general partnership interest; 100,000 shares held by a charitable annuity trust of which Mr. Orthwein and his wife are trustees and Mr. Orthwein’s three youngest children are beneficiaries;

124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries.

(4)

Consists of options to acquire 100,000 shares issued under our 2006 Plan and options to acquire 20,000 shares issued under our 2010 Plan, all of which were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011.

(5)

Includes 8,012 shares held directly, options to acquire 28,000 shares issued under our 1999 Stock Option Plan (our “1999 Plan”) and options to acquire 100,000 shares issued under our 2006 Plan, all of which options were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011. Also includes 301,121 shares owned by Mr. Riegel’s wife, and 6,524 shares of record owned by Mr. Riegel’s minor children for whom Mr. Riegel acts as custodian.

(6)

Consists of 71,239 shares held directly and options to acquire 100,000 shares issued under our 2006 Plan, all of which options were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011.

(7)	Includes options to acquire 15,225 shares issued under our 1999 Plan, all of which were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011.

(8)

Consists of options to acquire 2,000 shares issued under our 1999 Plan, all of which were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011. Does not include the 7,473,470 shares owned by the Estate of which Mr. Siegel is a co-executor.

(9)	Includes options to acquire 25,000 shares issued under our 1999 Plan, all of which were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011.

(10)

Consists of 3,000 shares held directly, options to acquire 15,000 shares issued under our 1999 Plan and options to acquire 6,667 shares issued under our 2010 Plan, all of which options were exercisable as of September 15, 2011 or will become exercisable within 60 days from September 15, 2011.

(11)

According to the Schedule 13D filed by the Estate on August 16, 2011, the Estate and Ms. Angela E. Thompson, a co-executor of the Estate, may be deemed the beneficial owners of 7,473,470 shares of our Common Stock. Mr. Siegel, another co-executor of the Estate, may be deemed the beneficial owner of 7,475,470 shares of our Common Stock, consisting of (i) 7,473,470 shares held by the Estate and (ii) 2,000 shares issuable upon exercise of stock options held by Mr. Siegel.

(12)	The number of shares listed for Royce & Associates, LLC is based on a Schedule 13G/A filed on January 25, 2011.

(13)	The number of shares listed for Franklin Resources, Inc. is based on a Schedule 13G filed on February 10, 2011.

(14)	Includes an aggregate of 411,892 shares issuable under stock options which are currently exercisable or will become exercisable within 60 days from September 15, 2011.

Executive Compensation

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our named executive officers who appear in the “Summary Compensation Table” below.

Named Executive Officers

For fiscal 2011, our named executive officers and their respective titles are as follows:

•	Peter B. Orthwein, Chairman of the Board, President and Chief Executive Officer

•	Christian G. Farman, Senior Vice President, Treasurer and Chief Financial Officer

•	Richard E. Riegel, III, Senior Group President

•	Andrew Imanse, Group President, Bus

•	Ronald Fenech, former Senior Group President, Recreation Vehicles

Messrs. Orthwein and Farman are included as named executive officers for fiscal 2011 based on their positions as our Chief Executive Officer and Chief Financial Officer, respectively, and Messrs. Fenech, Imanse and Riegel are included based on their status as our three most highly compensated executive officers as of the end of fiscal 2011, other than our Chief Executive Officer and Chief Financial Officer. Mr. Fenech resigned from his position at the Company effective as of September 30, 2011.

Our Compensation Philosophy and Objectives

Our compensation structure, which reflects the practice in the recreation vehicle industry, has historically focused on cash compensation tied to current performance. We have focused on cash compensation because we believe it has been the most important factor underlying our success in attracting, motivating and retaining operating company management and other executives throughout our history.

The core of our compensation program is the Management Incentive Plan (our “MIP”), our primary incentive plan for management of our operating companies and certain of our named executive officers, which is structured as performance-based incentive based on a percentage of pre-tax profits. Separate incentive pools are established for each operating company and for our corporate parent, and each pool is allocated to the plan participants of the respective operating companies/corporate staff. Our MIP program has been in place for many years and is considered to be an integral part of our success. Management believes that our MIP program encourages participants to think like owners, which means taking steps necessary to maximize short-term profitability as well as making investments in product quality and innovation to ensure future growth and profitability. Moreover, our MIP structure is consistent with competitive practice and, therefore, very important in retaining key talent. Certain executive officers receive their MIP awards in the form of performance-based incentive awards under our 2006 Plan, 2008 Plan or 2010 Plan.

Pre-tax profits has been chosen as the relevant performance measure under these plans because it is a key metric used by management to direct and measure our business performance. Moreover, we believe that pre-tax profitability measures are clearly understood by both our employees and stockholders and that incremental growth in pre-tax profits leads to the creation of long-term stockholder value. Pre-tax profits of an operating subsidiary are determined by reference to the income statement of the operating subsidiary after deducting an interest factor based on the amount of capital, if any, utilized by the operating subsidiary during the relevant measuring period.

Our finance executives and other executives not directly responsible for the operating performance of our operating units typically receive, relative to executives directly responsible for the operating performance of our operating units, a higher base salary and less, if any, cash compensation based on pre-tax profits. This is meant to reduce the risk associated with tying compensation to profitability for these individuals.

In addition to cash compensation, we provide long-term incentive compensation to our executive officers, including equity awards under our 2006 Plan and our 2010 Plan, to the extent we believe that it will help us to attract, motivate or retain particular individuals. Generally, we have not provided long-term incentive compensation, including equity awards, to management of our operating companies.

Role of Compensation Consultants

Our Human Resources and Compensation Committee has ultimate responsibility for overseeing all forms of compensation for our named executive officers. Historically, our Human Resources and Compensation Committee has relied on its general understanding of compensation practices of other similarly situated companies and other general marketplace information and, from time to time, has engaged compensation consultants to assist it in structuring some of its executive compensation programs.

In fiscal year 2011, our Human Resources and Compensation Committee engaged Towers Watson as compensation consultants on a limited basis. However, Towers Watson was not engaged during fiscal year 2011 to determine or recommend the amount or form of executive or director compensation.

Elements of Compensation for Named Executive Officers

There are four basic elements of our executive compensation program for our named executive officers, which are: (i) base salary, (ii) cash incentive compensation, (iii) long-term equity incentive compensation and (iv) other compensation and benefits. Historically, we have not entered into employment agreements with our named executive officers. However, we entered into an employment offer letter with Mr. Farman in May 2008 as an inducement to him to join our Company. We also reached an agreement with Mr. Fenech in April 2010 in connection with his assumption of additional responsibilities related to our recreation vehicle segment following the death in November 2009 of co-founder Wade F. B. Thompson, former Chairman, President and Chief Executive Officer of the Company. In negotiating Mr. Fenech’s compensation, the Human Resources and Compensation Committee was mindful of the highly competitive employment market for key individuals in the recreation vehicle business, Mr. Fenech’s previous compensation at Keystone RV Company, one of our operating subsidiaries, and Mr. Fenech’s ability to drive recreation vehicle profitability in the future.

Base Salary

There were no changes to the base salaries of Messrs. Orthwein, Fenech or Imanse during fiscal year 2011.

During fiscal year 2011, Mr. Farman’s base salary was increased from $500,000 to $600,000 and, for fiscal year 2012, Mr. Farman’s base salary was increased from $600,000 to $800,000 and his target bonus was reduced by the same amount. The change in compensation mix for Mr. Farman was intended to better reflect the compensation mix typical for a chief financial officer. These one-time adjustments also reflected the determination by our Chief Executive Officer and Human Resources and Compensation Committee that a smaller portion of the total compensation of our finance executives should be tied to profitability.

During fiscal year 2011, Mr. Riegel’s base salary was increased from $200,000 to $300,000 to bring his salary more in line with competitive practice.

For fiscal year 2012, Mr. Imanse’s base salary was increased from $130,000 to $225,000 to bring his salary more in line with competitive practice. The majority of Mr. Imanse’s compensation for fiscal year 2012 will be tied to the performance of our bus segment.

Cash Incentive Compensation

Cash incentive compensation consists of (i) discretionary bonuses and (ii) performance-based incentive awards under our MIP program, our 2006 Equity Incentive Plan (our “2006 Plan”), our 2008 Annual Incentive Plan (our “2008 Plan”) or our 2010 Plan. Cash incentive compensation for our named executive officers generally is determined and paid on a quarterly basis. Our Compensation Committee has the ability to consider non-financial, compliance and other qualitative performance factors in determining actual compensation payouts for executive officers. Our Compensation Committee also has the ability to claw back payments under our 2006 Plan, 2008 Plan and 2010 Plan.

Performance-based incentive awards for fiscal 2011

The following performance-based incentive awards were granted to our named executive officers for fiscal year 2011. In approving the performance-based incentive awards for these named executive officers, our Human Resources and Compensation Committee considered the named executive officer’s responsibilities as well as the estimated impact of these amounts on each named executive officer’s total compensation.

Peter B. Orthwein.    Mr. Orthwein was granted a performance-based incentive award under our 2008 Plan, payable quarterly in accordance with our 2008 Plan, equal to 0.5% of our pre-tax profits for each fiscal quarter, provided that the pre-tax profits in such fiscal quarter were at least $15 million. The receipt of the award was contingent on Mr. Orthwein being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee that the performance goal had been achieved.

Ronald Fenech.  Mr. Fenech was granted a performance-based incentive award under our 2008 Plan, payable quarterly in accordance with our 2008 Plan, equal to 3% of our pre-tax profits for each fiscal quarter, provided that the pre-tax profits in such fiscal quarter are at least $15 million (the aggregate amount payable for fiscal 2011 pursuant to this award, the “Fenech 2008 Plan Amount”). Mr. Fenech was also granted a performance-based incentive award under our 2006 Plan, payable after the completion of fiscal year 2011 in accordance with our 2006 Plan, equal to (x) 4% of the net income before taxes from our recreation vehicle business for fiscal 2011 (without taking into account LIFO or impairment charges) minus (y) the Fenech 2008 Plan Amount (the “Fenech 2006 Plan Amount” and, together with the Fenech 2008 Plan Amount, the “Fenech Performance Award Amount”). The Fenech Performance Award Amount was bifurcated between the 2008 Plan and the 2006 Plan in order to maximize deductibility under Section 162(m) of the Code. Notwithstanding the foregoing, the Fenech Performance Award Amount was limited to $10 million for fiscal 2011. The receipt of the Fenech 2008 Plan Amount and the Fenech 2006 Plan Amount were contingent on Mr. Fenech being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee that the performance goals had been achieved.

Richard E. Riegel, III.    Mr. Riegel was granted a performance-based incentive award under our 2008 Plan, payable quarterly in accordance with our 2008 Plan, equal to 0.3% of our pre-tax profits for each fiscal quarter, provided that the pre-tax profits in such fiscal quarter are at least $15 million. The receipt of such award was contingent on Mr. Riegel being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee that the performance goal had been achieved. In addition, Mr. Riegel was eligible to receive an additional discretionary bonus of up to $300,000 for our 2011 fiscal year.

Andrew Imanse.  Mr. Imanse was granted a performance-based incentive award under our MIP, payable quarterly in accordance with our MIP, equal to 3% of the aggregate pre-tax profit from operations of each of the business units within our bus segment during fiscal 2011.

Discretionary bonuses for fiscal 2011

Our Human Resources and Compensation Committee elected to pay discretionary bonuses for fiscal 2011 to Messrs. Farman and Riegel, which were paid after the end of each fiscal quarter. In approving the bonus amounts for Messrs. Farman and Riegel, our Human Resources and Compensation Committee considered our overall performance, including our profitability, our projected profits for the remainder of fiscal 2011, individual performance and the reasonableness of the recommended bonus amounts in relation to their collective knowledge of the compensation paid to similarly situated executives in peer and comparably sized companies. In drawing comparisons against peer and other companies, members of our Human Resources and Compensation Committee individually and informally consulted various publicly available sources, including publicly available information from the SEC’s EDGAR database. Since our primary competitors are either private companies or subsidiaries of public companies which do not publicly disclose compensation information, we have not established a peer group from which to draw comparisons nor do we engage in any formal benchmarking.

Fiscal 2012 Bonus Award Program

On August 17, 2011, our Human Resources and Compensation Committee approved performance-based incentive awards for Messrs. Orthwein, Imanse and Riegel for fiscal year 2012. These awards continue the trend of providing performance-based incentive compensation awards to our named executive officers as opposed to purely discretionary bonuses. In addition, as total compensation of our named executive officers exceeds $1 million, designing these awards so as to comply with Section 162(m) of the Code is expected to result in less tax paid by our Company (see “Tax Deductibility” below).

Peter B. Orthwein.  Mr. Orthwein was granted a performance-based incentive award under our 2010 Plan, payable with respect to each quarter during fiscal 2012, equal to 0.5% of our net income before tax for each fiscal quarter, the same percentage as the performance-based incentive award that he received for fiscal 2011. The receipt of such award is contingent on Mr. Orthwein being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee of the amount of the award. The amount of such award is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan.

Andrew Imanse.  Mr. Imanse was granted a performance-based incentive award under our 2010 Plan, payable with respect to each quarter during fiscal 2012, equal to 4% of the pre-tax profits from operations of our bus segment (excluding any impairment charges or LIFO reserve adjustments) for each fiscal quarter. The receipt of such award is contingent on Mr. Imanse being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee of the amount of the award. The amount of such award is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan, and in the event of losses in any fiscal quarter, it is anticipated that a downward adjustment would be made to the amount of the award for the next fiscal quarter.

Richard E. Riegel, III.  Mr. Riegel was granted a performance-based incentive award under our 2010 Plan, payable with respect to each quarter during fiscal 2012, equal to 0.3% of our net income before tax for each fiscal quarter, the same percentage as the performance-based incentive award that he received for fiscal 2011. The receipt of such award is contingent on Mr. Riegel being employed with our Company at the time of payment and certification by our Human Resources and Compensation Committee of the amount of the award. The amount of such award is subject to downward adjustment and other limitations in accordance with the terms of our 2010 Plan.

Ronald Fenech.  Mr. Fenech also was granted a performance-based incentive award for fiscal 2012, but did not receive any payment in respect of the award because of his resignation from the Company as of September 30, 2011.

In addition to the above performance-based incentive awards, the Human Resources and Compensation Committee on August 17, 2011 determined that Mr. Farman is eligible to receive a discretionary bonus for fiscal year 2012 with a target amount equal to $600,000. This discretionary bonus is payable on a quarterly basis, contingent on Mr. Farman being employed by us at the time of payment. The Human Resources and Compensation Committee also determined that Mr. Riegel is eligible to receive a discretionary bonus for fiscal year 2012 in addition to the performance-based incentive award for Mr. Riegel described above. The amounts of these discretionary bonuses are generally based on the factors described under “Discretionary bonuses for fiscal 2011” above.

Long-Term Incentive Compensation

No long-term incentive compensation, including equity awards, was granted to our named executive officers during fiscal 2011 except a grant to Mr. Farman of options to acquire 100,000 shares of our Common Stock under our 2010 Plan. The options vest ratably over five years (or earlier upon a change in control), subject to his continuing employment with us.

Mr. Orthwein already beneficially owns a significant amount of our Common Stock aligning him with the financial interests of our stockholders. As a result, our Human Resources and Compensation Committee, to date, has not granted additional equity interests to Mr. Orthwein.

Other Benefits

We established the Thor Industries, Inc. Deferred Compensation Plan for employees who may be impacted by the Internal Revenue Service limitations that restrict participation in our qualified 401(k) plan. This plan allows employees to defer on a pre-tax basis a portion of their compensation and to have the funds invested in certain mutual fund investments selected by us and elected by the employees. When the deferred amounts are paid, employees receive the amount they invested plus any gains or losses based on the performance of the investments. The Company does not make any contributions to the Deferred Compensation Plan.

We also provide minimal perquisites to certain of our named executive officers.

Severance and Change in Control Benefits

We do not typically enter into employment or other agreements with our named executive officers with provisions regarding severance or change in control benefits nor do we maintain a severance plan or policy for our employees. Notwithstanding the foregoing, when Mr. Farman joined our Company in May 2008, pursuant to the terms of an employment offer letter and as an inducement for him to join our Company, we agreed to pay Mr. Farman severance equal to nine months of Mr. Farman’s base salary in the event Mr. Farman is terminated for reasons other than cause (as defined below). Mr. Farman is our only named executive officer who is eligible to receive severance benefits.

Our 2006 Plan and 2010 Plan each specify that upon the occurrence of a change in control, all options will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any restricted awards will automatically lapse. These types of provisions are designed to ensure that plan participants receive the benefits of prior plan awards in the event that a change in control occurs since these events are largely or entirely out of their control.

The aggregate value of change in control and termination benefits for each named executive officer is summarized below under the subheading, “Potential Payments Upon Termination or Change in Control”.

Tax Deductibility

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than the chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. Our Human Resources and Compensation Committee’s policy is to qualify compensation paid to our executive officers for deductibility for federal income tax purposes to the extent it believes it is practical and in our best interests and the best interests of our stockholders. However, to retain highly skilled executives and remain competitive with other employers, our Human Resources and Compensation Committee has the right to authorize compensation that would not otherwise be deductible under Section 162(m) of the Code or otherwise.

Section 409A of the Code

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restriction on plans that provide for the deferral of compensation.

Human Resources and Compensation Committee Report

We, the Human Resources and Compensation Committee of the Board of Directors of Thor Industries, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Thor Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

The Human Resources and Compensation Committee
Geoffrey A. Thompson Andrew E. Graves Jan H. Suwinski

Compensation Risk Assessment

Management periodically reviews our compensation programs and practices and evaluates the degree to which they may motivate any employee, including our named executive officers, to take inappropriate or excessive risk. As a result of our most recent evaluation, we determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on our Company. The risk analysis considered the emphasis on short-term profits under our incentive plans, including our MIP program, along with the following factors:

•

Oversight of the business and our MIP program provided by our Chief Executive Officer (a co-founder of our Company who owns a substantial number of our shares), our Chief Financial Officer and our Board.

•	Our entrepreneurial culture which we believe encourages employees to think like owners.

•	Our internal controls, which we believe have been strengthened over the past several years.

•	Rigorous internal audits that are conducted throughout our Company.

•	Our enterprise risk management program, an annual assessment of the risks facing our Company led by senior management with the participation of outside advisers.

•	Significant equity holdings by our Chief Executive Officer and other named executive officers that encourage long-term value creation, balancing the focus of our MIP program on short-term profits.

•	The performance criteria of our MIP program, which emphasizes overall business results over individual performance.

•

Linear award calculations under our MIP program, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards.

•	The same metrics – pre-tax profits – used each year; these metrics have not been switched to take advantage of any benefits associated with short-term circumstances.

•	Our ability to consider non-financial, compliance and other qualitative performance factors in determining actual compensation payouts for executive officers.

•	Our ability to use downward discretion and claw back payments under our 2006 Plan, 2008 Plan and 2010 Plan.

•	Finance officers of each of our business units report to our Chief Financial Officer.

•	For fiscal 2012, our Chief Financial Officer’s incentive compensation is not based on a profitability formula.

We will continue to evaluate our compensation programs with respect to risk going forward and will consider changes necessary to prevent incentives to take excessive risk.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our named executive officers in fiscal 2011, fiscal 2010 and fiscal 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Share Awards ($)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Peter B. Orthwein, Chief Executive Officer, Chairman and President	2011 2010 2009	750,000 484,471 235,991	— 350,000 —	— — —	— — —		739,070 (3 — —)		— — —	— — —		1,489,070 834,471 235,991

Christian G. Farman, Senior Vice President, Treasurer and Chief Financial Officer	2011 2010 2009	598,077 500,000 500,000	800,000 469,534 160,000	— — —	1,012,982 1,172,000 —		— 257,091 12,375		— — —	— — —		2,411,059 2,398,625 672,375

Richard E. Riegel, III, Senior Group President	2011 2010 2009	298,077 171,298 100,500	231,560 — 575,000	— — —	— — —		443,440 (4 1,000,000 —)		— — —	— — —		973,077 1,171,298 675,500

Andrew Imanse, Group President, Bus	2011 2010 2009	130,000 NA NA	— NA NA	— NA NA	— NA NA		749,253 (5 NA NA	)	— NA NA	8,259 (6 NA NA	)	887,512 NA NA

Ronald Fenech, Former Senior Group President, Recreation Vehicles (7)	2011 2010 2009	1,000,000 600,000 NA	— — NA	— — NA	— 7,580,000 (7 NA	)	6,712,602 (8 6,719,345 NA	)	— — NA	27,753 (9 — NA	)	7,740,355 14,899,345 NA

(1)	For fiscal 2011, the amounts in this column reflect the payment of discretionary bonuses to Messrs. Farman and Riegel as more fully described in “Compensation Discussion and Analysis” above.

(2)

All stock options were granted under our 2006 Plan and our 2010 Plan. Amounts reflect the grant date fair value of the awards granted in fiscal 2011, 2010 and 2009, respectively, determined in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The fair value of stock options awards is estimated on the date of grant using the Black-Scholes option-pricing model. Assumptions used in the calculation of the Black-Scholes value are included in Note J of the Notes to Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011. There is no assurance that the amounts reflected in the "option awards" column will be realized by the named executive officers. Actual gains, if any, on stock option exercises will depend on overall market conditions and the future performance of our Company and our Common Stock.

(3)

This amount consists of a non-equity incentive plan award paid to Mr. Orthwein for fiscal year 2011 equal to 0.5% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter were at least $15 million.

(4)

This amount consists of a non-equity incentive plan award paid to Mr. Riegel for fiscal year 2011 equal to 0.3% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter were at least $15 million.

(5)

This amount consists of a non-equity incentive plan award paid to Mr. Imanse for fiscal year 2011 equal to 3% of the aggregate pre-tax profit from operations of each of the business units within our bus segment during fiscal 2011.

(6)	This amount consists of the payout of vacation accrued but unused during fiscal 2011.

(7)

Mr. Fenech resigned from his position at the Company effective September 30, 2011. As a result of his departure, 600,000 of the 750,000 stock options originally granted to him during fiscal 2010 were forfeited.

(8)

This amount includes a non-equity incentive plan award paid to Mr. Fenech under our 2008 Plan equal to 3% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter are at least $15 million (the aggregate amount payable for fiscal 2011 pursuant to this award, the “Fenech 2008 Plan Amount”). This amount also includes a non-equity incentive plan award under our 2006 Plan, payable after the completion of fiscal year 2011 in accordance with our 2006 Plan, equal to (x) 4% of the net income before taxes from our recreation vehicle business for fiscal 2011 (without taking into account LIFO or impairment charges) minus (y) the Fenech 2008 Plan Amount (the “Fenech 2006 Plan Amount” and, together with the Fenech 2008 Plan Amount, the “Fenech Performance Award Amount”). The Fenech Performance Award Amount was bifurcated between the 2008 Plan and the 2006 Plan in order to maximize deductibility under Section 162(m) of the Code. Notwithstanding the foregoing, the Fenech Performance Award Amount was limited to $10 million for fiscal 2011.

(9)	This amount consists of premiums for executive life insurance and disability insurance plans.

Grants of Plan-Based Awards for Fiscal 2011

The following table summarizes the grants made to each of our named executive officers during fiscal 2011 under our 2006 Plan, 2008 Plan, 2010 Plan or other plans or arrangements.

		Estimated Future Payouts Under Non Equity Incentive			Estimated Future Payouts Under Equity Incentive			All Other Share Awards: Number of	All Other Option Awards: Number of Shares	Exercise or Base Price of	Grant Date Fair Value of Share
		Plan Awards			Plan Awards			Shares	Underlying	Option	and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#) (1)	Awards ($/Sh)(2)	Option Awards(3)

Peter B. Orthwein	8/20/10	(4)	(4)	(4)
Christian G. Farman	7/19/11								100,000(5)	$26.59	$1,012,982
Richard E. Riegel, III	8/20/10	(6)	(6)	(6)
Andrew Imanse	8/27/10	(7)	(7)	(7)
Ronald Fenech	8/20/10	(8)	(8)	(8)

(1)	Reflects the number of stock options granted in fiscal 2011.

(2)	Represents the exercise price of stock options reported in the previous column, which is equal to the closing price of our Common Stock on the grant date.

(3)

Represents the fair value per share of option awards as of the grant date pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note J to the Consolidated Financial Statements in our Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

(4)

As shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Orthwein was granted a non-equity incentive plan award on August 20, 2010 equal to 0.5% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter were at least $15 million (the actual amount of this award was $739,070). Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate thresholds, targets or maximum amounts for such award.

(5)

These options vest and become exercisable in equal installments on each of the first five anniversaries of the date of grant (or earlier upon a change in control) subject to Mr. Farman’s continuing employment with our Company on such date.

(6)

As shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Riegel was granted a non-equity incentive plan award on August 20, 2010 equal to 0.3% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter were at least $15 million (the actual amount of this award was $443,440). Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate thresholds, targets or maximum amounts for such award.

(7)

As shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Imanse was granted a non-equity incentive plan award on August 27, 2010 equal to 3% of the aggregate pre-tax profit from operations of each of the business units within our bus segment during fiscal 2011 (the actual amount of this award was $749,253). Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate thresholds, targets or maximum amounts for such award.

(8)

As shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Fenech was granted a non-equity incentive plan award on August 20, 2010 under our 2008 Plan equal to 3% of our pre-tax profits for each fiscal quarter during fiscal year 2011, provided that the pre-tax profits in such fiscal quarter are at least $15 million (the aggregate amount payable for fiscal 2011 pursuant to this award, the “Fenech 2008 Plan Amount”). On August 20, 2010, Mr. Fenech was also granted a performance-based incentive award under our 2006 Plan, payable after the completion of fiscal year 2011 in accordance with our 2006 Plan, equal to (x) 4% of the net income before taxes from our recreation vehicle business for fiscal 2011 (without taking into account LIFO or impairment charges) minus (y) the Fenech 2008 Plan Amount (the “Fenech 2006 Plan Amount” and, together with the Fenech 2008 Plan Amount, the “Fenech Performance Award Amount”). The Fenech Performance Award Amount was bifurcated between the 2008 Plan and the 2006 Plan in order to maximize deductibility under Section 162(m) of the Code. Notwithstanding the foregoing, the Fenech Performance Award Amount was limited to $10 million for fiscal 2011. The actual amount of these awards was $6,712,602 in the aggregate. Because these awards are based on a percentage of our pre-tax profits, it is impossible to calculate thresholds, targets or maximum amounts for such awards.

Executive Employment Agreements

Historically, we did not enter into employment agreements with our named executive officers. However, in May 2008, in order to recruit Mr. Farman to join our Company as Chief Financial Officer, we entered into an employment offer letter with Mr. Farman.

The material terms of the employment offer letter with Mr. Farman are as follows:

•	Mr. Farman’s annual base salary was initially set at $500,000.

•	Mr. Farman was eligible for an annual bonus of up to $300,000 for fiscal 2009 based on Mr. Farman’s performance and our performance. Mr. Farman received a bonus of $172,375 for fiscal 2009.

•	We agreed to grant Mr. Farman options to purchase 100,000 shares of our Common Stock pursuant to our 2006 Plan.

•

We agreed to pay Mr. Farman severance equal to nine (9) months of Mr. Farman’s base salary in the event Mr. Farman is terminated for reasons other than cause. For purposes of Mr. Farman’s offer letter, “cause” means (i) the commission of or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to our company or an affiliate, (ii) conduct tending to bring our company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to our Company or an affiliate or (iv) material violation of state or federal securities laws.

In addition, in April 2010, in order to incentivize Mr. Fenech in his new position as Senior Group President, with responsibility for our recreation vehicle segment, our largest operating segment, we agreed as follows:

•	Mr. Fenech’s base salary was set at $1,000,000 per year effective as of February 1, 2010.

•

Mr. Fenech was granted a performance-based incentive award under our MIP, payable on a quarterly basis, equal to 4% of the pre-tax profit from operations of our recreation vehicle segment (excluding LIFO and impairment charges) beginning May 1, 2010. Under the terms of the award, Mr. Fenech was required to be employed at the time of payment, losses in any quarter carried forward to future quarters but not the next fiscal year and the maximum Mr. Fenech was eligible to earn under our MIP in any year was $10 million.

•

Mr. Fenech was granted options to purchase 750,000 shares of our Common Stock pursuant to our 2006 Plan. These options vested and became exercisable in equal installments on each of the first five anniversaries of the date of grant (or if, earlier upon a change in control) subject to Mr. Fenech’s continuing employment with us on such date. Under the terms of the award, 50,000 of the option shares that were eligible to vest on each of the vesting dates (250,000 in the aggregate) would not have vested and would automatically have been forfeited if William Fenech, the brother of Ronald Fenech, were a continuing employee of our Company on such vesting date. All of the unvested option shares would have vested and become exercisable upon a change in control of the Company; provided, however, that if William Fenech were a continuing employee of our Company immediately following the change in control, Ronald Fenech would have forfeited a number of option shares equal to the number of unvested option shares owned by William Fenech that had vested at the time of the change in control. William Fenech resigned from our Company effective July 31, 2011 and Ronald Fenech resigned from our Company effective September 30, 2011. As a result, 600,000 of the 750,000 stock options were forfeited. In connection with, and in consideration of, this option grant, Mr. Fenech agreed to refrain from engaging in competitive activities and from soliciting our employees and customers during his employment and for 12 months following his termination of employment.

Mr. Farman also participates in, and Mr. Fenech prior to his resignation participated in, the compensation and benefit programs generally available to our executive officers.

2008 Annual Incentive Plan

Our 2008 Annual Incentive Plan (our “2008 Plan”) became effective on October 3, 2008 and was approved by the stockholders at our 2008 Annual Meeting.

Our 2008 Plan is administered by our Human Resources and Compensation Committee. Under our 2008 Plan, our Human Resources and Compensation Committee has the power to: (i) designate eligible executives to participate in our 2008 Plan for a designated Performance Period (as defined below) (our “2008 Participants”); (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent and under what circumstances, Awards may be canceled, forfeited or suspended; (iv) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in our 2008 Plan and any instrument or agreement relating to, or Award granted under, our 2008 Plan; (v) establish, amend, suspend or waive any rules and regulations and (vi) make any other determination and take any other action that our Human Resources and Compensation Committee deems necessary or desirable for the administration of our 2008 Plan.

Under our 2008 Plan, our Human Resources and Compensation Committee has the authority to grant Awards which represent the conditional right of a 2008 Participant to receive a cash award following a Performance Period based upon performance in respect of a Performance Goal (as defined below). For purposes of our 2008 Plan, a “Performance Period” is a fiscal quarter during which performance is measured in order to determine a 2008 Participant’s entitlement to receive payment of an Award, and “Performance Goal” is, with respect to each Performance Period, consolidated pre-tax profits of our Company (“Pre-Tax Profits”) of $15,000,000.

Prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the day prior to the date on which twenty-five percent (25%) of the Performance Period has elapsed, our Human Resources and Compensation Committee will allocate in writing, on behalf of each 2008 Participant, the portion of Pre-Tax Profits (not to exceed 3% on behalf of any 2008 Participant), if any (an “Award”), to be paid to the 2008 Participant if the Performance Goal is achieved. With respect to any single 2008 Participant, the maximum Award that can be paid with respect to any Performance Period is $5,000,000.

Our Human Resources and Compensation Committee is authorized at any time during or after a Performance Period to reduce or eliminate an Award allocated to any 2008 Participant for any reason, including, without limitation, changes in the position or duties of any 2008 Participant with our Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. However, no reduction or elimination will increase the amount otherwise payable to any other 2008 Participant if a reduction or elimination would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, as determined by our Human Resources and Compensation Committee. In addition, to the extent necessary to preserve the intended economic effects of our 2008 Plan to our Company and our 2008 Participants, our Human Resources and Compensation Committee will adjust the calculation of Pre-Tax Profits and Awards and the allocation thereof to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of our Company or any subsidiary into another corporation, any consolidation of our Company or any subsidiary into another corporation, any separation of our Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of our Company or any subsidiary (whether or not the reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of our Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by our Company or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment will be authorized or made if and to the extent that our Human Resources and Compensation Committee determines that the adjustment would cause the Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Following the completion of each Performance Period, our Human Resources and Compensation Committee certifies in writing, in accordance with the requirements of Section 162(m) of the Code, the achievement of the Performance Goal and the Awards payable to 2008 Participants.

Our Board or our Human Resources and Compensation Committee may, at any time, terminate or, from time to time, amend, modify or suspend our 2008 Plan and the terms and provisions of any Award granted to any 2008 Participant which has not been paid. No Award may be granted during any suspension of the 2008 Plan or after its termination.

Summaries of Equity Compensation Plans

Thor Industries, Inc. 2010 Equity and Incentive Plan

We have adopted and our stockholders have approved the Thor Industries, Inc. 2010 Equity and Incentive Plan (our “2010 Plan”). Our 2010 Plan is designed to enable us to obtain and retain the services of the types of employees and directors who will contribute to our long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of our stockholders. Our Board approved our 2010 Plan on October 25, 2010. The maximum number of shares issuable under our 2010 Plan is 2,000,000 (subject to adjustment) of which a maximum of 1,000,000 shares can be awarded as restricted stock or restricted stock units.

Our 2010 Plan is administered by the Human Resources and Compensation Committee (our “Committee”). While we are a publicly traded company, our Committee may consist solely of two or more members of our Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code, and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

Eligibility

Awards may be granted to our employees and directors and those individuals whom our Committee determines are reasonably expected to become employees or directors following the date of the grant of the Award (“Participants”), provided that incentive stock options may be granted only to employees. Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, “Awards”).

Options

Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will be granted in such form and will contain such terms and conditions as our Committee deems appropriate. The term of each option will be fixed by our Committee but no incentive stock option may be exercisable after the expiration of ten (10) years from the grant date; provided, that, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five (5) years from the grant date. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant; provided, that, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each nonstatutory stock option may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant. Our Committee will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable. Payment in respect of the exercise of an option may be made in cash or by certified or bank check, or our Committee may, in its discretion and to the extent permitted by law, allow such payment to be made by surrender of unrestricted shares of Common Stock (with a fair market value equal to the exercise price) that have been held by the Participant for any period deemed necessary by our accountants to avoid an additional compensation charge, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a fair market value equal to the exercise price, or through a broker-assisted cashless exercise program, a net exercise method or in any other form of legal consideration that may be acceptable to our Committee.

Restricted Stock and Restricted Stock Units

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of our Common Stock (“Restricted Stock Units”), which award may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose for such period (the “Restricted Period”) as our Committee shall determine. Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock. Cash dividends and stock dividends with respect to Restricted Stock shall be withheld by our Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by our Committee. The cash dividends or stock dividends so withheld by our Committee and attributable to any particular share of Restricted Stock will be distributed to the Participant in cash or, at the discretion of our Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares. The Restricted Period shall commence on the date of the grant and end at the time or times set forth on a schedule established by our Committee in the applicable Award agreement. At the discretion of our Committee, cash dividends and stock dividends (“Dividend Equivalents”) also may be paid with respect to Restricted Stock Units which, if credited, shall be withheld for the Participant’s account and distributed upon the settlement of the Restricted Stock Unit. If the Restricted Stock or the Restricted Stock Units, as applicable, are forfeited, the Participant shall have no right to such dividends and/or Dividend Equivalents.

Performance Compensation Awards

Our 2010 Plan provides our Committee with the authority, at the time of grant of any Award (other than options and stock appreciation rights granted with an exercise price or grant price equal to or greater than the fair market value per share of stock on the date of the grant), to designate such Award as a performance compensation award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, our 2010 Plan provides our Committee with the authority to make an Award of a cash bonus to any Participant and designate such Award as a performance compensation award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

The maximum performance compensation award payable to any one Participant under our 2010 Plan for a Performance Period is 2,000,000 shares of our Common Stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by our Committee. If the performance compensation award is in the form of Restricted Stock or Restricted Stock Units, then the maximum performance compensation award payable to any one Participant for a Performance Period is 1,000,000 shares of our Common Stock. The maximum amount that can be paid in any calendar year to any Participant pursuant to a performance compensation award in the form of a cash bonus is $10,000,000.

Stock Appreciation Rights

Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of our 2010 Plan are satisfied, in tandem with all or part of any option granted under our 2010 Plan (“Related Rights”). Upon exercise thereof, the holder of a stock appreciation right would be entitled to receive from our Company an amount equal to the product of (i) the excess of the fair market value of our Common Stock on the date of exercise over the exercise price per share specified in such stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right shall be determined by our Committee, but shall not be less than 100% of the fair market value of our Common Stock on the date of grant of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of our Committee, in cash, shares of our Common Stock or a combination thereof.

Change in Control

In the event of a Change in Control (as defined in our 2010 Plan) of our Company, and either in or not in combination with another event such as a termination of the applicable Participant’s service by our Company without cause, unless otherwise provided in an Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals). In addition, unless otherwise provided in an Award agreement, all incomplete Performance Periods in respect of a performance compensation award will end upon a Change in Control, and our Committee will (a) determine the extent to which performance goals with respect to each such Performance Period have been met, and (b) cause to be paid to the applicable Participant partial or full performance compensation awards with respect to performance goals for each such Performance Period based upon our Committee’s determination of the degree of attainment of performance goals or assuming that applicable “target” levels of performance have been attained or on such other basis as determined by our Committee. Further, in the event of a Change in Control, our Committee may in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of our Common Stock received or to be received by other stockholders of our Company in the event.

Thor Industries, Inc. 2006 Equity Incentive Plan

On December 5, 2006, we adopted the Thor Industries, Inc. 2006 Equity Incentive Plan (our “2006 Plan”) which is designed to enable us and our affiliates to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of our stockholders.

Our 2006 Plan was designed, among other things, to replace our 1999 Plan (as defined below) and our Restricted Stock Plan adopted in 1997 (our “1997 Plan”). When our Board approved our 2006 Plan, it also approved the termination of our 1999 Plan and our 1997 Plan, each effective upon the approval of the 2006 Plan by our stockholders. As a result, there were no further grants of options, restricted stock or other equity-based awards pursuant to either our 1999 Plan or 1997 Plan.

The maximum number of shares available for the grant of awards under our 2006 Plan is 1,100,000 subject to adjustment in accordance with the terms of our 2006 Plan, which is approximately the same number of shares that were available for issuance under our 1999 Plan and our 1997 Plan when those plans were terminated.

Our 2006 Plan is administered by our Human Resources and Compensation Committee, which has the power and authority to select 2006 Participants (as defined below) in such plan and grant 2006 Awards (as defined below) to such participants pursuant to the terms of such plan.

2006 Awards may be granted to employees, directors and, in some cases, consultants and those individuals whom our Human Resources and Compensation Committee determines are reasonably expected to become employees, directors or consultants following the date of the grant of the Award (the “2006 Participants”), provided that incentive stock options may be granted only to employees. 2006 Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, “2006 Awards”).

Options

Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will be granted in such form and will contain such terms and conditions as our Human Resources and Compensation Committee deems appropriate. The term of each option will be fixed by our Human Resources and Compensation Committee but no incentive stock option may be exercisable after the expiration of ten (10) years from the grant date; provided, that, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five (5) years from the grant date. The exercise price of each incentive stock option may not be less than 100% of the fair market value of our Common Stock subject to the option on the date of grant; provided, that, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price of each nonstatutory stock option may not be less than 100% of the fair market value of our Common Stock subject to the option on the date of grant unless such nonstatutory stock option satisfies the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. Our Human Resources and Compensation Committee will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable.

Restricted Stock and Restricted Stock Units

Our Human Resources and Compensation Committee may award actual shares of Common Stock (“Restricted Stock”) or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of Common Stock (“Restricted Stock Units”), which award may, but need not, provide that such Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose for such period as our Human Resources and Compensation Committee shall determine. Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such restricted stock, including the right to receive dividends and vote such restricted stock.

Performance Compensation Awards

Our 2006 Plan provides our Human Resources and Compensation Committee with the authority to designate certain 2006 Awards as performance compensation awards in order to qualify such 2006 Awards as “performance-based compensation” under Section 162(m) of the Code. In addition, our 2006 Plan provides our Human Resources and Compensation Committee with the authority to make a 2006 Award of a cash bonus to any Participant and designate such 2006 Award as a performance compensation award in order to qualify such 2006 Award as “performance-based compensation” under Section 162(m) of the Code.

The maximum performance compensation award payable to any one Participant under our 2006 Plan for a Performance Period is 1,100,000 shares of common stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by our Human Resources and Compensation Committee. The maximum amount that can be paid in any calendar year to any Participant pursuant to a Performance Compensation Award in the form of a cash bonus is $10,000,000.

Stock Appreciation Rights

Stock appreciation rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of our 2006 Plan are satisfied, in tandem with all or part of any option granted under the 2006 Plan (“Related Rights”). Upon exercise thereof, the holder of a stock appreciation right would be entitled to receive from us an amount equal to the product of (i) the excess of the fair market value of our Common Stock on the date of exercise over the exercise price per share specified in such stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right shall be determined by our Human Resources and Compensation Committee, but shall not be less than 100% of the fair market value of our Common Stock on the date of grant of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option and shall be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of our Human Resources and Compensation Committee, in cash, shares of our Common Stock or a combination thereof.

Change in Control

In the event of a change in control, unless otherwise provided in a 2006 Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of such shares of Restricted Stock or Restricted Stock Units subject to such 2006 Award (including a waiver of any applicable Performance Goals). In addition, unless otherwise provided in a 2006 Award agreement, all incomplete Performance Periods in respect of a performance compensation award will end upon a change in control, and our Human Resources and Compensation Committee will (a) determine the extent to which performance goals with respect to each such Performance Period have been met and (b) cause to be paid to the applicable Participant partial or full performance compensation awards with respect to performance goals for each such Performance Period based upon our Human Resources and Compensation Committee’s determination of the degree of attainment of performance goals. Further, in the event of a change in control, our Human Resources and Compensation Committee may in its discretion and upon advance notice to the affected persons, cancel any outstanding 2006 Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such 2006 Awards based upon the price per share of our Common Stock received or to be received by other stockholders in the event.

Amendment and Termination

Our Board at any time, and from time to time, may amend or terminate our 2006 Plan. However, except as provided otherwise in our 2006 Plan, no amendment shall be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. Our Human Resources and Compensation Committee at any time, and from time to time, may amend the terms of any one or more 2006 Awards; provided, however, that our Human Resources and Compensation Committee may not make any amendment which would otherwise constitute an impairment of the rights under any 2006 Award unless we request the consent of the 2006 Participant and the 2006 Participant consents in writing.

1999 Stock Option Plan

The Thor Industries, Inc. 1999 Stock Option Plan (our “1999 Plan”) was adopted by our Board in July 1999 and by our stockholders in September 1999 and provided for the grant of incentive stock options and nonstatutory options to our employees and directors. Our 1999 Plan was frozen effective as of December 5, 2006.

Upon the occurrence of a change in control, all options granted pursuant to our 1999 Plan will automatically become vested and exercisable in full.

Under certain circumstances, in the event option holders engage in certain prohibited behavior, options can be forfeited at the discretion of our Human Resources and Compensation Committee. In addition, any gains realized by option holders may have to be repaid under certain circumstances.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth information concerning option awards and share awards held by our named executive officers as of July 31, 2011. Share amounts and exercise prices have been adjusted, as necessary, to reflect the 2 for 1 split in our stock effective January 26, 2004.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)

Peter B. Orthwein	—	—	—	N/A	—	—
Christian G. Farman	100,000(1) 20,000	80,000(2)	$26.30 $27.88	05/05/18 07/20/20	—	—
		100,000(3)	$26.59	07/18/21
Richard E. Riegel, III	14,000 14,000 100,000(4)	— — —	$12.86 $26.91 $26.79	07/23/12 12/08/13 05/23/18	—	—
Andrew Imanse	—	—	—	N/A	—	—
Ronald Fenech	100,000(5)	600,000(5)	$35.18	04/28/20	—	—

(1)	Mr. Farman received an option award for 100,000 shares on May 5, 2008. 33,333 options vested on May 5, 2009, 33,333 options vested on May 5, 2010 and 33,334 options vested on May 5, 2011.

(2)

Mr. Farman received an option award for 100,000 shares on July 20, 2010. These options vest and become exercisable in equal installments on each of the first five (5) anniversaries of the date of grant.

(3)

Mr. Farman received an option award for 100,000 shares on July 19, 2011. These options vest and become exercisable in equal installments on each of the first five (5) anniversaries of the date of grant.

(4)	Mr. Riegel received an option award for 100,000 shares on May 23, 2008. 33,333 options vested on May 23, 2009, 33,333 options vested on May 23, 2010 and 33,334 options vested on May 23, 2011.

(5)

Mr. Fenech received an option award for 750,000 shares on April 28, 2010. These options vest and become exercisable in equal installments on each of the first five (5) anniversaries of the date of grant (or if, earlier upon a change in control) subject to Mr. Fenech’s continuing employment with us on such date. However, 50,000 of the option shares that are eligible to vest on each of the vesting dates (250,000 in the aggregate) will not vest and will automatically be forfeited if William Fenech, the brother of Ronald Fenech, is a continuing employee of the Company on such vesting date. William Fenech resigned from the Company effective July 31, 2011. Ronald Fenech resigned from his position at the Company effective September 30, 2011. As a result of Ronald Fenech’s departure, 600,000 of the 750,000 stock options were forfeited.

Option Exercises and Shares Vested in Fiscal 2011

None of our named executive officers exercised any stock options or vested in any share awards in fiscal 2011.

Non-Qualified Deferred Compensation for Fiscal 2011

The following table shows the contributions, earnings and account balances for fiscal 2011 for the named executive officers participating in our Deferred Compensation Plan.

Name	Executive Contributions in fiscal 2011 ($)(1)	Registrant Contributions in fiscal 2011 ($)	Aggregate Earnings in fiscal 2011 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 7/31/11 ($)
Peter B. Orthwein	—	—	—	—	—
Christian G. Farman	27,500	—	9,958	—	103,381
Richard E. Riegel, III	27,500	—	29,490	—	351,298
Andrew Imanse	27,500	—	45,287	—	262,603
Ronald Fenech	—	—	4,328	—	55,623

(1)	The amounts shown as contributions are also included in the amounts shown as 2011 salary for Messrs. Farman, Riegel and Imanse, respectively, in the salary column of the Summary Compensation Table above.

Summary of Deferred Compensation Plan

On December 9, 2008, our Board approved and adopted the amended and restated Thor Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”), which was amended and restated primarily to comply with Section 409A of the Code. The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, participants may elect to defer portions of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant. The Company does not make any contributions to our Deferred Compensation Plan.

Participants are vested in their elective deferrals at all times. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

Prior to a participant’s attainment of age fifty-five (55), all benefits are paid in lump sum. Benefits paid following the participant’s attainment of age fifty-five (55) may be paid in lump sum or in equal installments not to exceed five (5) years, as elected by the participant in his or her initial election. Payments of amounts under our Deferred Compensation Plan are paid in cash from our general funds and any right to receive payments from us under our Deferred Compensation Plan will be no greater than the right of one of our unsecured creditors.

Our Human Resources and Compensation Committee administers our Deferred Compensation Plan. Our Human Resources and Compensation Committee has the ability to modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Human Resources and Compensation Committee also has the ability to terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes of control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Potential Payments Upon Termination or Change in Control

Except for potential payments to Mr. Farman described below and payments under our Deferred Compensation Plan, there are no potential payments or benefits to our named executive officers or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability or retirement.

We have not entered into any employment or similar agreements with any named executive officer with provisions regarding severance or change in control benefits except for a May 2008 employment offer letter with Mr. Farman. Pursuant to Mr. Farman’s employment offer letter, if his employment had been terminated by the Company other than for cause on July 31, 2011, he would have received a lump sum severance payment equal to nine months of his then base salary of $600,000 (i.e. $450,000).

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if a named executive officer’s employment terminated on July 31, 2011, or if the named executive officer died or became disabled, he would receive his entire vested account balance (reported in the “Aggregate Balance at 7/31/11” column of the Non-Qualified Deferred Compensation table above). A change in control would also trigger payment to the named executive officer.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of July 31, 2011 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted to employees or members of our Board under all of our existing equity compensation plans, including our 2010 Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,433,225 (1)	$30.90	1,900,000 (2)
Equity compensation plans not approved by security holders	0	0	0
Total	1,433,225	$30.90	1,900,000

(1)

Represents shares underlying stock options granted pursuant to our 1999 Plan, our 2006 Plan and our 2010 Plan. Our 1999 Plan was frozen in 2006 upon the adoption of our 2006 Plan. As a result, no further grants may be made under our 1999 Plan.

(2)	Represents shares remaining available for future issuance pursuant to our 2010 Plan and 2006 Plan.

Director Compensation

Each of our non-employee directors receives an annual cash retainer of $170,000, payable quarterly, plus expenses. Our lead director and the chair of our Audit Committee each receive an additional annual cash retainer of $20,000, payable quarterly. The following table summarizes the compensation paid to our non-employee directors in fiscal 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Andrew E. Graves	127,500	—	127,500
J. Allen Kosowsky	170,000	—	170,000
Alan Siegel	170,000	—	170,000
Jan H. Suwinski	190,000	—	190,000
Geoffrey A. Thompson	190,000	—	190,000
James L. Ziemer	127,500	—	127,500
Neil D. Chrisman (former director) (3)	85,000	—	85,000
William C. Tomson (former director) (4)	85,000	—	85,000

(1)	Fees consist of an annual cash retainer for board and committee service and an additional annual cash retainer paid to the lead director and the chair of our Audit Committee.
(2)

The aggregate number of outstanding stock options held by each of our incumbent non-employee directors as of July 31, 2011 was as follows: Mr. Graves — 0, Mr. Kosowsky — 0, Mr. Siegel — 2,000, Mr. Suwinski — 25,000, Mr. Thompson — 35,000 and Mr. Ziemer — 0. All of the foregoing stock options are exercisable except for 13,333 of the 20,000 stock options issued to Mr. Thompson on July 20, 2010.

(3)	Mr. Chrisman retired from the board effective December 7, 2010, the date of our 2010 annual meeting of stockholders.
(4)	Mr. Tomson’s term as a director expired on December 7, 2010, the date of our 2010 annual meeting of stockholders.

Certain Relationships and Transactions with Management

The Estate (as defined above) and Mr. Orthwein own Cash Flow Management, Inc. (“Cash Flow Management”). For fiscal 2011, we paid Cash Flow Management $144,000 to cover certain costs, including office rent and utilities for offices used by Messrs. Orthwein and Riegel. We also reimbursed Cash Flow Management $3,814 for related office expenses.

On August 12, 2011, we entered into a repurchase agreement to purchase shares of our Common Stock from the Estate in a private transaction. Pursuant to the terms of the repurchase agreement, we purchased from the Estate 1,000,000 shares of our Common Stock at a price of $20 per share, representing an aggregate purchase price of $20,000,000. Alan Siegel, a member of our Board, is a co-executor of the Estate and trustee of Wade F. B. Thompson’s trust. Mr. Siegel is also an officer and director of The Thompson Family Foundation, Inc., a charitable foundation, created by Wade F. B. Thompson. The repurchase transaction was evaluated and approved by members of our Board other than Mr. Siegel. Mr. Siegel did not receive any fees in connection with the repurchase transaction. We used available cash to purchase the shares of our Common Stock. The amount of shares we repurchased represented 1.8% of our issued and outstanding Common Stock at the time of the transaction.

Our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by Delaware General Corporation Law.

Report of the Audit Committee

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board and issuing a report thereon and as to its assessment of the effectiveness of internal control over financial reporting.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended July 31, 2011 with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, as amended (AICPA Professional Standards, vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company and its management. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

The Audit Committee Jan H. Suwinski J. Allen Kosowsky Geoffrey A. Thompson James L. Ziemer

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the Securities and Exchange Commission under the Securities Act or the Exchange Act, except to the extent that we incorporate the report by reference in any such document.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to us for fiscal 2011 and 2010 by Deloitte and Touche, LLP, our principal independent registered public accounting firm (“Deloitte”).

	Fiscal 2011	Fiscal 2010

Audit Fees	$1,275,350	$1,522,320
Audit-Related Fees	—	93,820
Subtotal	1,275,350	1,616,140
Tax Fees	576,044	644,969
All Other Fees	—	—
Total Fees	$1,851,394	$2,261,109

Audit Fees.    Represents fees for professional services provided for the audit of our annual financial statements and review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.    Represents fees for assurance and related services which are reasonably related to the audit of our financial statements. The amount shown for fiscal 2010 consists of fees for audit work primarily associated with our recent acquisitions.

Tax Fees.  Represents fees for professional services related to taxes including the preparation of domestic and international returns, tax examinations assistance and tax planning.

All Other Fees.  Represents fees for products and services provided to us not otherwise included in the categories above.

Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during fiscal 2011.

Additional Corporate Governance Matters

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require the filing of certain reports by officers, directors and beneficial owners of more than ten percent (10%) of our securities with the Securities and Exchange Commission and the NYSE. Specific due dates have been established and we are required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to us, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of our officers, directors and ten percent (10%) stockholders for fiscal 2011, except that the following filings were not made on a timely basis: (i) Mr. Imanse, an executive officer, did not timely file a Form 3 upon becoming an executive officer; (ii) Mr. Graves, a director, did not timely file a Form 3 upon becoming a director of the Company and did not timely file a Form 4 to report one transaction; (iii) Mr. Ziemer, a director, did not timely file a Form 3 upon becoming a director of the Company and (iv) Mr. Riegel, an executive officer, did not timely file a Form 4 to report one transaction.

Stockholder Proposals

Proposals by stockholders that are intended to be presented at the 2012 annual meeting must be received by the Company on or before July 8, 2012 to be included in the proxy statement and form of proxy for the 2012 annual meeting.

Notice of a stockholder proposal for the 2012 annual meeting submitted outside the processes of Rule 14a-8 of the Exchange Act which is not received on or before September 16, 2012 will be considered untimely. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

Other Matters

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

George J. Lawrence Senior Vice President, General Counsel and Corporate Secretary

October 31, 2011

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF THOR INDUSTRIES, INC. — CHARTER

As reviewed and approved by the Board of Directors, September 23, 2011

I.	PURPOSE

The Audit Committee (the “Audit Committee” or the “Committee”) of the Board of Directors (the “Board of Directors” or the “Board”) of Thor Industries, Inc. (the “Company”) is established by and among the Board of Directors for the primary purpose of assisting the Board in:

—	Overseeing the integrity of the Company’s financial statements,

—	Overseeing the Company’s compliance with legal and regulatory requirements,

—	Overseeing the independent auditor’s qualifications, independence and performance,

—	Overseeing the performance of the Company’s independent auditor and internal audit function,

—	Overseeing the Company’s system of disclosure controls and procedures, internal controls over financial reporting, and compliance with ethical standards adopted by the Company.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures, and practices at all levels. The Audit Committee should seek to maintain open communication among the independent auditor, financial and senior management, the internal auditing function, and the Board of Directors. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The independent auditor is ultimately accountable to the Committee, which has the sole authority to appoint, oversee and, where appropriate, replace the independent auditor. The Committee has direct responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in connection with preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is the responsibility of management and the responsibility of the independent auditor to audit management’s conclusions. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee.

II.	COMPOSITION AND MEETINGS

The Audit Committee will comprise three or more directors as determined by the Board of Directors. Each Audit Committee member will have no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company other than as a Board member), as affirmatively determined by the Board of Directors. All committee members must meet the independence requirements of the New York Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All members of the Committee must comply with all financial literacy requirements of the New York Stock Exchange as determined by the Board. At least one member of the Committee shall be an “audit committee financial expert” in compliance with the criteria established by the Securities and Exchange Commission (“SEC”). The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, including those conducted by the Company or outside consultants.

The members of the Committee will be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee to serve until their successors are elected. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote. A Committee member may be removed at any time (with or without cause) by the Board.

If any director serving on the Committee is also serving on the audit committee of three or more other public companies, the Board of Directors must make a determination, as promptly as practicable following the time when the Company first becomes aware of such circumstances and thereafter on a periodic basis but no less frequently than annually, that such simultaneous service does not impair the ability of such director to effectively serve on the Committee, and such determination must be disclosed in the Company’s proxy statement issued in connection with the Company’s annual meeting of stockholders.

If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent.

The Committee shall meet as often as it determines necessary, but not less frequently than on a quarterly basis. The Committee shall meet at the call of its Chairperson. Each regularly scheduled meeting will include an executive session of the Committee absent members of management. As part of its responsibility to foster open communication, the Committee will meet periodically with management, the director of the internal auditing function, and the independent auditor in separate executive sessions. In addition, the Committee will meet with the independent auditor and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board of Directors shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board of Directors.

III.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board of Directors may assign from time to time, the Committee will:

Financial Statement and Disclosure Matters

1.

Review and discuss, with management and the independent auditor, the Company’s annual audited financial statements, including the Company’s specific disclosures made in management’s discussion and analysis included in the Company’s Annual Report on Form 10-K (the “Form 10-K”), and recommend to the Board of Directors whether the audited financial statements should be included in the Form 10-K.

2.

Review and discuss, with management and the independent auditor, the Company’s quarterly financial statements prior to the filing of its Form 10-Q and release of earnings, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Prepare the Audit Committee report for inclusion in the Company’s annual proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission.

4.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

5.

Review and discuss, with management and the independent auditor, any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

6.

Review and discuss, with management and the independent auditor, Management’s Annual Report on Internal Control Over Financial Reporting and the independent auditor’s attestation of the Company’s internal control over financial reporting prior to the filing of the Form 10-K.

7.	Review and discuss quarterly reports from the independent auditor on:

—	All critical accounting policies and practices;

—

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

—	Other material written communications between the independent auditor and management, including, but not limited to, the management letter and schedule of unadjusted differences.

8.	Discuss, prior to the release to the public, earnings press releases, including the type and presentation of information, paying particular attention to any pro forma or adjusted non-GAAP information.

9.

Discuss financial information and earnings guidance provided to analysts and ratings agencies. Such discussions may be in general terms (i.e., discussion of the types of information to be disclosed and the type of presentations to be made).

10.

Review disclosures made to the Committee by the Company’s CEO and CFO during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.	Review the regular internal reports to management (or summaries thereof) prepared by the internal auditing function, as well as management’s response.

Oversight of the Company’s Relationship with the Independent Auditor

12.

Appoint (and recommend that the Board of Directors submit for shareholder ratification, if applicable), compensate, retain (and, where appropriate, replace) and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor will report directly to the Audit Committee, which has the sole authority to oversee the resolution of disagreements between management and the independent auditor if they arise. Discuss with the independent auditor the matters required to be discussed under Statement on Auditing Standards (SAS) No. 61, as amended.

—

In evaluating the independent auditor’s qualifications, performance and independence, the Committee should discuss with the independent auditor the independent auditor’s independence, take into account the opinions of management and the internal auditors and consider whether the independent auditor’s quality controls are sufficient and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

13.	At least annually, obtain and review a report by the independent auditor describing:

—	The firm’s internal quality-control procedures;

—

Any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation conducted by governmental or professional authorities during the preceding five years with respect to independent audits carried out by the firm, and any steps taken to deal with any such issues; and

—

All relationships between the independent auditor and the Company, addressing the matters set forth in PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

This report should be used to evaluate the independent auditor’s qualifications, performance, and independence. Further, the Committee will review the experience, qualifications and performance of the lead partner and other senior members of the independent audit team each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee will also consider whether there should be rotation of the firm itself.

14.

Actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditor and take, or recommend that the full Board of Directors take, appropriate actions to oversee the independence of the outside auditor.

15.	Ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit as required by law.

16.

Review and pre-approve (which may be pursuant to pre-approval policies and procedures) both audit and non-audit services to be provided by the independent auditor. The authority to grant pre-approvals may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Approval of non-audit services will be disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

17.	Set clear hiring policies, compliant with governing laws and regulations, for employees or former employees of the independent auditor.

18.	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

Oversight of Financial Reporting Processes

19.

In consultation with the independent auditor and the internal auditor, review the integrity of the Company’s financial reporting processes (both internal and external), and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

20.

Review analyses prepared by management (and the independent auditor as noted in item 13 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Oversight of the Company’s Internal Audit Function

21.	Review and advise on the selection and removal of the internal audit director.

22.	Review activities, organizational structure, and qualifications of the internal audit function.

23.	Periodically review, with the internal audit director, any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

24.	Annually review the internal audit charter.

25.	Review and discuss with management and the internal audit director significant reports to management prepared by the internal audit function and management’s responses thereto.

26.	Discuss with management and the independent auditor the responsibilities, budget and staffing of the internal audit function.

Compliance and Risk Management Oversight

27.

Establish, review and update periodically a code of business conduct and ethics and determine whether management has established a system to enforce this code. Determine whether the code is in compliance with all applicable rules and regulations.

28.	Review any requested waivers by the Company’s executive officers or directors of the code of business conduct and ethics.

29.

Review management’s monitoring of the Company’s compliance with its code of business conduct and ethics, and determine whether management has the proper review system in place such that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

30.	Review the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the financial statements of the Company.

31.	Review, with the Company’s counsel, legal compliance matters, including corporate securities trading policies.

32.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements or compliance policies.

33.	Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

34.	Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters.

35.	Establish procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

36.

Discuss with management and the independent auditor any published reports or correspondence with regulators or governmental agencies that raise issues regarding the Company’s financial statements or accounting policies.

37.

Discuss with management the Company’s risk assessment and risk management guidelines and policies to govern the process, as well as the Company’s major risk exposures and the steps management has undertaken to monitor and control them.

38.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

Other Responsibilities

39.	Review with the independent auditor, the internal auditing function, and management the extent to which changes or improvements in financial or accounting practices have been implemented.

40.	Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

41.	Conduct an annual performance assessment relative to the Committee’s purpose, duties, and responsibilities outlined herein.

42.	Review, at least annually, the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

43.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Board of Directors deems necessary or appropriate.

IV.	RESOURCES AND AUTHORITY OF THE COMMITTEE

In discharging its responsibilities, the Committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors (without seeking Board approval) as the Committee determines necessary or appropriate to carry out its duties. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein. The Committee may, in its discretion, delegate certain of its duties and responsibilities to a subcommittee of the Committee. The Company shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to the independent auditor, and legal, accounting or other advisors engaged by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

HUMAN RESOURCES AND COMPENSATION COMMITTEE CHARTER

OF THE BOARD OF DIRECTORS OF THOR INDUSTRIES, INC.

As adopted by the Board of Directors on September 23, 2011

I. Purpose and Authority

The Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) is appointed by the Board to discharge the Board’s responsibilities with respect to:

¡	All forms of compensation and benefits of the Company’s senior executives including, without limitation, the “named executive officers” listed in the proxy statement for the Company’s most recent annual meeting and those individuals who are expected to be “named executive officers” for the current fiscal year (hereinafter referred to as “Company Executives”);

¡	Administration of the Company’s cash and equity incentive plans for employees, including ensuring that the plans do not promote excessive risk taking; and

¡	Preparation of an annual report on executive compensation for use in the Company’s proxy statement or Annual Report on Form 10-K.

This Charter sets forth the authority and responsibility of the Committee for:

—	Approving and evaluating compensation arrangements for Company Executives and compensation plans, policies and programs of the Company; and

—	Administering the Company’s cash and equity incentive plans for employees whether adopted prior to or after the date of adoption of this charter (the “Incentive Plans”).

II. Membership

The Committee will consist of two or more members, with the exact number being determined by the Board. The Board will select the members, who will be approved by a majority vote of the Board. Committee members will serve during their respective term as a director, subject to earlier removal by a majority vote of the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the Committee membership.

Each of the members of the Committee will be (i) an “independent director” as defined under the rules of the New York Stock Exchange, as they may be amended from time to time (the “Rules”), except as may otherwise be permitted by such Rules and (ii) a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If any such person does not qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) at the time that the Committee is granting “qualified performance-based compensation” within the meaning of Treasury Regulation 1.162-27(e)(2), such person shall recuse himself or herself from considering any compensation arrangements for which the Company will seek to so qualify. In such event, the Board shall appoint one or more “outside directors” to the Committee such that it is comprised solely of two or more “outside directors” in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. All members of the Committee will be appointed by, and shall serve at the discretion of, the Board.

III. Duties and Responsibilities

The principal processes of the Committee in carrying out its oversight responsibilities are set forth below. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. The Committee will have the sole authority to determine the form and amount of compensation to be paid or awarded to the Chief Executive Officer (the “CEO”) and other Company Executives.

2. The Committee will annually review and approve the corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of these goals and objectives. Based on this evaluation, the Committee will make and annually review decisions respecting (i) salary paid to the CEO, (ii) the awarding of all cash-based incentives and equity compensation to the CEO, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO, (iv) any CEO severance or change in control arrangement, and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the incentive components of the CEO’s compensation, the Committee will consider, among other things: the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at companies that the Committee determines comparable based on factors it selects, and the incentive awards given to the CEO in prior years.

3. The Committee will annually review and approve the corporate goals and objectives relevant to the compensation of the Company Executives other than the CEO. In light of these goals and objectives, the Committee will annually review the proposals of the CEO respecting (i) salary paid to such executives, (ii) the awarding of cash-based incentives and equity compensation provided to such executives, (iii) the entering into or amendment or extension of any employment contract or similar arrangement with such executives, (iv) such executives’ severance or change in control arrangements, and (v) any other executive officer compensation matters as from time to time directed by the Board. In determining the incentive components of an executive officer’s compensation, the Committee will consider the same factors pertaining to such compensation that it considers for that element of the CEO’s compensation.

4. The Committee will periodically review and make recommendations to the Board with respect to adoption and approval of, or amendments to, all equity-based incentive compensation plans and arrangements for employees, and the shares and amounts reserved thereunder. The Committee will also periodically review and make recommendations to the Board with respect to adoption and approval of, and amendments to, all cash-based incentive plans for Company Executives.

5. The Committee will have the authority to: (i) approve grants of stock, stock options or stock purchase rights to employees eligible for such grants (including grants in compliance with Rule 16b-3 promulgated under the Exchange Act to individuals who are subject to Section 16 of the Exchange Act); (ii) interpret the Incentive Plans and agreements thereunder; and (iii) determine acceptable forms of consideration for stock acquired pursuant to the Incentive Plans. Pursuant to §157 of the Delaware General Corporation Law, the Committee may delegate to the CEO the authority to grant options to employees of the Company or of any subsidiary of the Company who are not directors or Company Executives, provided that such grants are within the limits established by §157 and by resolution of the Board.

6. The Committee will periodically review the Company’s policies and procedures with respect to employee loans, and will not approve any arrangement in which the Company, directly or indirectly, extends or maintains credit, arranges for the extension of credit or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. The Committee will assist the Board and management of the Company in complying with this prohibition.

7. The Committee will oversee a risk assessment of all of the Company’s compensation programs and take any actions the Committee deems necessary to help ensure that the compensation programs do not encourage excessive risk taking. The Committee will meet annually with the Company’s executive officers to discuss and review the relationship between the Company’s risk management policies and practices and compensation arrangements.

8. The Committee will exercise the powers of the Board and perform such duties and responsibilities as may be assigned to a “committee,” this Committee or the Board under the terms of any incentive compensation, equity-based, deferred compensation, or other plan in the Company’s executive benefits program.

9. The Committee will at least annually review management development, leadership, retention, and diversity strategies for Company Executives and report to the Board regarding such plans and strategies. The Committee will work with the Nominating and Corporate Governance Committee with respect to management succession planning.

10. The Committee will review and discuss with management the disclosures made in the Compensation Discussion and Analysis (the “CD&A”) prior to the filing of the Company’s Annual Report on Form 10-K and proxy statement for the annual meeting of stockholders, and recommend to the Board whether the CD&A should be included in the Form 10-K and proxy statement.

11. The Committee will prepare an annual report on executive compensation to the Company’s stockholders for inclusion in the proxy statement or Form 10-K for the Company’s annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

12. The Committee will make regular reports to the Board.

13. The Committee will review this Charter annually and recommend to the Board any changes it determines are appropriate.

14. The Committee will at least annually review its performance and submit a report on its performance to the Board.

15. The Committee will have the sole authority and right, as and when it shall determine to be necessary or appropriate to the functions of the Committee, at the expense of the Company, to retain and terminate compensation consultants, legal counsel and other advisors of its choosing to assist the Committee in connection with its functions. The Committee shall have the sole authority to approve the fees and other retention terms of such advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any such advisors employed by the Committee pursuant to this charter.

16. The Committee will perform any other activities required by applicable law, rules or regulations, including the rules of the SEC and the New York Stock Exchange, and perform other activities that are consistent with this charter, the Company’s certificate of incorporation and bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

IV. Meetings and Operations

The Committee shall meet from time to time, but at least four times a year, in response to the needs of the Committee or the Board or as otherwise determined by the Chairman of the Committee. Directors not on the Committee may attend meetings of the Committee at the discretion of the Chairman. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee may meet by telephone conference call or by any other means permitted by law and the Company’s Bylaws. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairman, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Chairman may ask directors not on the Committee, members of management, employees, outside consultants, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairman shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time as requested by the Board.

APPENDIX C

THOR INDUSTRIES, INC. DIRECTOR INDEPENDENCE STANDARDS

July 2011

The Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) has adopted the standards set forth below to assist it in assessing director independence. These standards are designed to supplement and be applied together with the New York Stock Exchange Corporate Governance Standards.

A director is considered “independent” if the Board makes an affirmative determination, after consideration of all relevant facts and circumstances, that the director has no material relationship with the Company other than as a director, either directly or as a partner, shareholder or officer of another entity that has a relationship with the Company.

A director will not be considered to be “independent” if during the thirty-six (36) months preceding the determination:

•	The director is, or has been, an employee of the Company.
•	An immediate family member of the director is, or has been, an executive officer of the Company.
•

The director is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

•

The director, or an immediate family member of the director, received more than $120,000 during any twelve (12) month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, so long as such compensation is not contingent on continued service.

•

The director, or an immediate family member of the director, is or has been an executive officer of another company where any of the Company’s current executive officers serve or served on that Company’s compensation committee.

•

The director, or an immediate family member of the director, is an employee of a company that makes payments to or receives payments from the Company for property or services in an amount that exceeds in any of the last three fiscal years $1 million or 2% of that company’s consolidated gross revenues, whichever is greater.

For purposes of these standards, the “Company” includes the Company’s consolidated subsidiaries. An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such director’s home. An “executive officer” has the meaning set forth in the New York Stock Exchange Corporate Governance Standards.

On an annual basis, the Board reviews commercial and charitable relationships of directors and determines and discloses whether each director satisfies the independence standards. For relationships not covered by these standards, the determination of whether such relationship is material, and therefore whether the director may be considered independent, shall be made by the directors who themselves satisfy the independence standards.

C-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, your may choose one of the two voting methods outlined below to vote you proxy.

VALIDATION DETAILS ARE LOCATED BELOW ON THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 12, 2011

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/tho2011 • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the USA,

US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3 and every 1 YR for Proposal 4.

1.	Election of Directors:	For	Withhold								+
	01 - J. Allen Kosowsky	☐	☐
	02 - Jan H. Suwinski	☐	☐

				For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012.			☐	☐	☐	4. Say on Pay Frequency – An advisory vote on the frequency of the stockholder vote to approve our executive compensation.	☐	☐	☐	☐

3.	Say on Pay - An advisory vote to approve the compensation of our named executive officers.			☐	☐	☐

Such other business as may properly come before the meeting or any adjourments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Thor Industries, Inc.

ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 13, 2011 at 1:00 p.m. ET

The Cornell Club, 6 East 44th Street, New York, NY

The undersigned stockholder of Thor Industries, Inc. hereby appoints Peter B. Orthwein and George J. Lawrence and each of them, with power of substitution and revocation to each, as proxies to appear and vote all shares of Thor Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Cornell Club, 6 East 44th Street, New York, NY on December 13, 2011, at 1:00 p.m., local time, and any adjournments or postponements thereof, hereby revoking any proxy heretofore given, notice of which meeting and related proxy statement have been received by the undersigned.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND SHALL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS #1, #2, AND #3 AND FOR ONE (1) YEAR ON PROPOSAL #4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.